Exhibit 21

The following is a list of subsidiaries of Eagle Materials Inc., wholly-owned unless otherwise stated. This list of subsidiaries includes all of the significant subsidiaries of Eagle Materials Inc. as of May 25, 2022.

Entity Name	Jurisdiction of Organization

AG DALLAS LLC	Delaware
AG SOUTH CAROLINA LLC	Delaware

AMERICAN GYPSUM COMPANY LLC	Delaware

AMERICAN GYPSUM MARKETING COMPANY LLC	Delaware

AUDUBON MATERIALS LLC d/b/a Central Plains Cement Company LLC	Delaware

AUDUBON READYMIX LLC d/b/a Quicksilver Readymix LLC	Delaware

CCP CEMENT COMPANY LLC	Nevada

CCP CONCRETE/AGGREGATES LLC	Delaware

CCP GYPSUM LLC	Nevada

CENTEX MATERIALS LLC	Delaware

ILLINOIS CEMENT COMPANY LLC	Delaware
FAIRBORN CEMENT COMPANY LLC	Delaware
HOLLIS & EASTERN RAILROAD COMPANY LLC	Delaware

KANSAS CITY AGGREGATE LLC d/b/a Talon Concrete and Aggregates LLC	Delaware

KANSAS CITY FLY ASH LLC	Delaware

KANSAS CITY READYMIX LLC d/b/a Talon Concrete and Aggregates LLC	Delaware

KOSMOS CEMENT COMPANY LLC	Delaware

MOUNTAIN CEMENT COMPANY LLC	Nevada
MOUNTAIN LAND & CATTLE COMPANY LLC	Nevada

NEVADA CEMENT COMPANY LLC	Nevada

REPUBLIC PAPERBOARD COMPANY LLC	Delaware

SKYWAY CEMENT COMPANY LLC		Delaware
TEXAS CEMENT COMPANY		Nevada

TEXAS LEHIGH CEMENT COMPANY LP d/b/a Texas Lehigh Cement	50%	Texas

TLCC GP LLC		Delaware

TLCC LP LLC		Delaware

TULSA CEMEMT LLC d/b/a Central Plains Cement Company LLC		Delaware